UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 16, 2013, Cardinal Energy Group, Inc. (the “Company”) entered into a 12-month Investor Relations Consulting Agreement (the “Agreement”) with MZHCI, LLC pursuant to which MZHCI shall provide to the Company financial advisory, strategic business planning and investor/public relations services as more particularly described in the Agreement. As compensation therefore, the Company shall pay to MZHCI $8500 per month, which monthly amount shall accrue and become due and payable at such time that the Company has received no less than $2,500,000 in equity and/or debt financing. In addition, the Company shall issue to MZHCI, within 10 days of the Agreement, 200,000 shares of its restricted common stock.

The foregoing description of the Investor Relations Consulting Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On December 18, 2013, the Company issued 200,000 unregistered shares of its common stock valued at approximately $160,000.00 pursuant to the terms of the Agreement. The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, the Company entered into a two-year Employment Agreement with Dave Rippy as the Company’s Chief Operating Officer beginning January 1, 2014. The Employment Agreement provides that Mr. Rippy’s base salary shall be $150,000 in 2014 and $175,000 in 2015. In addition, Mr. Rippy is entitled to participate in the Company’s benefit and welfare plans that are generally available to other employees.

Dave Rippy (age 55) has extensive experience in the oil & gas industry. As owner, president and CEO of Bakersfield Drilling Consultants Inc., he provided the leadership necessary to build this business into a successful commercial operation. Additionally throughout his career, Mr. Rippy directed several innovative projects, including those while working with Texaco, where he developed unique processes and procedures, many of which are currently in use throughout the industry.

Mr. Rippy’s professional career includes management and technical positions with Bakersfield Drilling Consultants Inc, Bestline Liner Systems, Berry Petroleum, ARCO Oil & Gas, and Halliburton Services.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Investor Relations Consulting Agreement with MZHCI, LLC effective December 16, 2013
10.2	Employment Agreement with Dave Rippy effective January 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: December 19, 2013	BY:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer